SCHEDULE I
 To the Shareholder Servicing Plan dated June 5, 1995 of The Victory Portfolios

1.    Balanced Fund, Class A Shares
2.    Convertible Fund, Class A Shares
3.    Diversified Stock Fund, Class A and B Shares
4.    Established Value Fund, Class A Shares
5.    Federal Money Market Fund, Select Shares
6.    Financial Reserves Fund, Class A Shares
7.    Focused Growth Fund, Class A Shares
8.    Fund for Income, Class A Shares
9.    Growth Fund, Class A Shares
10.   Institutional Money Market Fund, Select Shares
11.   Intermediate Income Fund, Class A Shares
12.   National Municipal Bond Fund, Class A Shares
13.   New York Municipal Bond Fund, Class A Shares
14.   Ohio Municipal Bond Fund, Class A Shares
15.   Ohio Municipal Money Market Fund, Class A Shares
16.   Prime Obligations Fund, Class A Shares
17.   Real Estate Fund, Class A Shares
18.   Small Company Opportunity Fund, Class A Shares
19.   Special Value Fund, Class A Shares
20.   Stock Index Fund, Class A* and Class R Shares
21.   Tax-Free Money Market Fund, Class A Shares
22.   Value Fund, Class A Shares




Amended as of February 10, 2004.



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* Effective March 1, 2004, Class A shares of the Stock Index Fund bear a maximum
0.15% shareholder servicing fee.